Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2021 relating to the financial statements of Greenlane Holdings, Inc. appearing in the Annual Report on Form 10-K of Greenlane Holdings, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in the prospectus which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boca Raton, Florida

July 2, 2021